Exhibit 15.2

25/F, Tower 3, Jing An Kerry Centre

1228 Middle Yan’an Road

Shanghai 200040, P.R.C

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

Date: April 11, 2014

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20

No. 487, Tianlin Road

Shanghai 200233

The People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “KEY INFORMATION - RISK FACTORS” and “BUSINESS OVERVIEW - GOVERNMENT REGULATIONS” included in the Form 20-F, which will be filed by Mecox Lane Limited on April 11, 2014, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2013.

Sincerely yours,

/s/ Jun He Law Officers
(Seal of Jun He Law Officers is affixed)
For and on behalf of
JUN HE LAW OFFICES

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